Exhibit 10.3

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, TRANSFERRED, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE OR THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO AIRNET COMMUNICATIONS CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

SECURED REVOLVING NOTE

FOR VALUE RECEIVED, each of AIRNET COMMUNICATIONS CORPORATION, a Delaware corporation (the “Parent”), and the other companies listed on Exhibit A attached hereto (such other companies together with the Parent, each a “Company” and collectively, the “Companies”), jointly and severally, promises to pay to LAURUS MASTER FUND, LTD., c/o M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, Fax: 345-949-8080 or its registered assigns or successors in interest (collectively, the “Holder”), the sum of up to Seven Million Dollars ($7,000,000) or the aggregate amount of outstanding Loans (as defined in the Security Agreement referred to below), in each case without duplication of amounts owing by the Companies to the Holder under the Minimum Borrowing Notes (as defined in the Security Agreement referred to below), together with any accrued and unpaid interest hereon, on November 8, 2008 (the “Maturity Date”) if not sooner indefeasibly paid in full (or converted) hereunder.

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Security Agreement among the Companies and the Holder dated as of the date hereof (as amended, modified and/or supplemented from time to time, the “Security Agreement”).

The following terms shall apply to this Secured Revolving Note (this “Note”):

ARTICLE I

CONTRACT RATE AND MINIMUM BORROWING NOTE

1.1 Contract Rate. Subject to Sections 3.2 and 4.10, interest payable on the outstanding principal amount of this Note (the “Principal Amount”) shall accrue at a rate per annum equal to the “prime rate” published in The Wall Street Journal from time to time (the “Prime Rate”), plus two percent (2%) per annum (the “Contract Rate”). The Contract Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Rate; each change to be effective as of the day of the change in the Prime Rate. Subject to Section 1.2, the Contract Rate shall not at any time be less than six percent (6%). Interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears, commencing on December 1, 2005 on the first business day of each consecutive calendar month thereafter through and including the Maturity Date (or any date of prepayment permitted hereunder or under the Security Agreement), and on the Maturity Date (or any date of prepayment permitted hereunder or under the Security Agreement), whether by acceleration or otherwise.

1.2 Contract Rate Adjustments and Payments. The Contract Rate shall be calculated on the last business day of each calendar month hereafter (other than for increases or decreases in the Prime Rate which shall be calculated and become effective in accordance with the terms of Section 1.1) until the Maturity Date (each a “Determination Date”) and shall be subject to adjustment as set forth herein. If (i) the Parent shall have registered the shares of the Common Stock underlying the conversion of the Minimum Borrowing Note and each Warrant on a registration statement declared effective by the Securities and Exchange Commission (the “SEC”), and (ii) the closing price of the Common Stock on the Principal Market, as reported by Bloomberg, L.P., for the five (5) trading days immediately preceding a Determination Date exceeds the then applicable Fixed Conversion Price by at least twenty-five percent (25%), the Contract Rate for the succeeding calendar month shall automatically be reduced by 200 basis points (200 b.p.) (2%) for each incremental twenty-five percent (25%) increase in such closing price of the Common Stock above the then applicable Fixed Conversion Price. Notwithstanding the foregoing (and anything to the contrary contained herein), in no event shall the Contract Rate at any time be less than zero percent (0%).

1.3 [Intentionally Deleted]

1.4 Repayment of Note. The Principal Amount of this Note shall be increased or decreased from time to time to reflect loans advanced and repaid in accordance with the Security Agreement.

ARTICLE II

CONVERSION RIGHTS AND FIXED CONVERSION PRICE

2.1 Optional Conversion. Subject to the terms of this Article II, the Holder shall have the right, but not the obligation, at any time until the Maturity Date or during an Event of Default (as defined in Article III), and, subject to the limitations set forth in Section 2.2, 2.3 and 2.10 hereof, to convert all or any portion of the outstanding Principal Amount and/or accrued interest and fees due and payable under this Note into fully paid and nonassessable shares of the Common Stock at the Fixed Conversion Price. For purposes hereof, subject to Section 2.6 hereof, the initial “Fixed Conversion Price” means $3.79 which has been determined on the date of this Note as an amount equal to 300% of the volume weighted average closing price of the Common Stock on the Principal Market for the five (5) trading days immediately prior to the date of this Note. The shares of Common Stock to be issued upon such conversion are herein referred to as the “Conversion Shares.”

2.2 Conversion Limitation. Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to convert pursuant to the terms of this Note an amount that would be convertible into that number of Conversion Shares which would exceed the difference between (i) 4.99% of the issued and outstanding shares of Common Stock and (ii) the number of shares of Common Stock beneficially owned by the Holder. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder. The Conversion Shares limitation described in this Section 2.2 shall automatically become null and void following notice to any Company upon the occurrence and during the continuance of an Event of Default, or upon 75 days prior notice to the Parent, except that at no time shall the number of shares of Common Stock beneficially owned by the Holder exceed 19.99% of the outstanding shares of Common Stock. Notwithstanding anything contained herein to the contrary, the number of shares of Common Stock issuable by the Parent and acquirable by the Holder at an average price below $1.295 per share pursuant to the terms of this Note, the Security Agreement or any other Ancillary Agreement, shall not exceed an aggregate of 2,520,966 shares of Common Stock (subject to appropriate adjustment for stock splits, stock dividends, or other similar recapitalizations affecting the Common Stock) (the “Maximum Common Stock Issuance”), unless the issuance of Common Stock hereunder in excess of the Maximum Common Stock Issuance shall first be approved by the Parent’s shareholders. If at any point in time and from time to time the number of shares of Common Stock issued pursuant to the terms of this Note, the Security Agreement or any other Ancillary Agreement, together with the number of shares of Common Stock that would then be issuable by the Parent to the Holder in the event of a conversion or exercise pursuant to the terms of this Note, the Security Agreement or any other Ancillary Agreement, would be limited by the preceding sentence, the Parent shall promptly call a shareholders meeting to solicit shareholder approval for the issuance of the shares of Common Stock hereunder in excess of the Maximum Common Stock Issuance. Notwithstanding anything contained herein to the contrary, the provisions of this Section 2.2 are irrevocable and may not be waived by the Holder or any Company.

2.3 Mechanics of Holder’s Conversion. (a) In the event that the Holder elects to convert this Note into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion in substantially the form of Exhibit B hereto (appropriately completed) (“Notice of Conversion”) to the Parent and such Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and fees under this Note that are being converted. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees under this Note as entered in its records and shall provide written notice thereof to the Parent within two (2) Business Days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to the Parent in accordance with the provisions hereof (including Section 4.4) shall be deemed a Conversion Date (the “Conversion Date”). Pursuant to the terms of the Notice of Conversion, the Parent will issue instructions to the transfer agent accompanied by an opinion of counsel (if requested by the Transfer Agent) within three (3) Business Days of the date of the delivery to the Parent of the Notice of Conversion and shall cause (to the extent it has the ability to cause) the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Holder’s designated broker with the Depository Trust Corporation (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system within three (3) Business Days after receipt by the Parent of the Notice of Conversion in accordance with Section 4.4 (the “Delivery Date”). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Parent of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of the Conversion Shares, unless the Holder provides the Parent written instructions to the contrary. Any obligations of the Parent under this Section 2.4 are subject to the restrictions on conversions contained in Section 2.2, 2.3 and 2.10 of the Note.

2.4 Late Payments. Each Company understands that a delay in the delivery of the Conversion Shares in the form required pursuant to this Article beyond the Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss, in addition to all other rights and remedies which the Holder may have under this Note, applicable law or otherwise, the Companies shall, jointly and severally, pay late payments to the Holder for any late issuance of Conversion Shares in the form required pursuant to this Article II upon conversion of this Note, in the amount equal to $250 per Business Day after the Delivery Date. The Companies shall, jointly and severally, make any payments incurred under this Section in immediately available funds upon demand.

2.5 Conversion Mechanics. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal, interest and fees to be converted, if any, by the then applicable Fixed Conversion Price.

2.6 Adjustment Provisions. The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1 shall be subject to adjustment from time to time upon the occurrence of certain events during the period that this conversion right remains outstanding, as follows:

(a) Reclassification. If the Parent at any time shall, by reorganization, reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid Principal Amount, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock had Holder exercised its applicable conversion rights hereunder immediately prior to such reorganization, reclassification or other change.

(b) Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, whether by stock split, reverse stock split or otherwise, or if a dividend is paid on the Common Stock or any preferred stock issued by the Parent in shares of Common Stock, the Fixed Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

(c) Adjustment for Merger or Consolidation. If at any time while the Note remains outstanding, any consolidation or merger of the Parent with another Person occurs in which the Parent is the continuing or surviving company, the Holder shall have the right upon conversion to receive the kind and amount of shares or other securities and property receivable by a holder of Common Stock upon such consolidation or merger in exchange for the number of shares of Common Stock that might have been issued upon conversion, immediately prior to such consolidation or merger.

2.7 Reservation of Shares. During the period the conversion right exists, the Parent will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Conversion Shares upon the full conversion of this Note and the exercise of the Warrant, subject to the provisions of Section 2.2, 2.3 and 2.10. The Parent represents that upon issuance, the Conversion Shares will be duly and validly issued, fully paid and non-assessable. The Parent agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for the Conversion Shares upon the conversion of this Note.

2.8 Registration Rights. The Holder agrees and acknowledges that, solely with respect to the Conversion Shares under this Note (and not any Minimum Borrowing Note), it has not been granted any registration rights with respect to the Conversion Shares, that such Conversion Shares are not “Registrable Securities” under the Registration Rights Agreement and that the Parent has no obligation to register any of the Conversion Shares.

2.9 Transfer Restrictions. The Holder agrees and acknowledges that any Conversion Shares issued hereunder will be restricted securities and cannot be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of absent a valid exemption from registration under the Securities Act and applicable state securities laws which is evidenced by an opinion of counsel reasonable satisfactory to the Company. Upon issuance hereunder, any stock certificates representing Conversion Shares shall have the legends described in Section 40(b) of the Security Agreement.

2.10 Maximum Conversion Limitation. Without limiting the restrictions set forth in Section 2.2 and 2.3, (a) the maximum aggregate Principal Amount under this Note that may be converted into Conversion Shares shall be Seven Million Dollars ($7,000,000), and (b) so long as no Event of Default has occurred and is then continuing, the maximum aggregate Principal Amount under this Note that may be converted into Conversion Shares during any calendar quarter shall not exceed $500,000; provided that the restriction set forth in this Section 2.10 shall not apply to any amount outstanding under the Minimum Borrowing Note.

2.11 Holder not Shareholder. This Note (prior to its conversion) in and of itself does not confer upon the Holder, as such, any voting rights or other rights or liabilities whatsoever as a shareholder of the Parent, whether such rights or liabilities are asserted by the Holder or its creditors.

2.12 Benefits of this Note. Nothing in this Note shall be construed to give to any Person other than the Parent and the Holder any legal or equitable right, or claim under this Note. This Note shall be for the sole and exclusive benefit of the Parent and the Holder.

ARTICLE III

EVENTS OF DEFAULT AND DEFAULT RELATED PROVISIONS

3.1 Events of Default. The occurrence of an Event of Default under the Security Agreement shall constitute an event of default (“Event of Default”) hereunder.

3.2 Default Interest. Following the occurrence and during the continuance of an Event of Default, the Contract Rate on the outstanding principal balance of this Note shall be one and one-half percent (1.5%) per month, and all outstanding Obligations, including unpaid interest, shall continue to accrue interest at such interest rate from the date of such Event of Default until the date such Event of Default is cured or waived.

3.3 Default Payment. Following the occurrence and during the continuance of an Event of Default, the Holder, at its option, may elect, in addition to all rights and remedies of the Holder under the Security Agreement and the other Ancillary Agreements and all obligations and liabilities of each Company under the Security Agreement and the other Ancillary Agreements, to require the Companies, jointly and severally, to make a Default Payment (“Default Payment”). The Default Payment shall be (a) one hundred twelve percent (112%) of the outstanding principal balance of the Note, plus (b) accrued but unpaid interest, plus (c) all other fees then remaining unpaid, plus (d) all other amounts payable hereunder. The Default Payment shall be applied first to any fees due and payable to the Holder pursuant to the Notes, the Security Agreement and/or the Ancillary Agreements, then to accrued and unpaid interest due on the Notes and then to the outstanding principal balance of the Notes. The Default Payment shall be due and payable immediately on the date that the Holder has exercised its rights pursuant to this Section 3.3.

ARTICLE IV

MISCELLANEOUS

4.1 Conversion Privileges. The conversion privileges set forth in Article II shall remain in full force and effect immediately from the date hereof until the date this Note is indefeasibly paid in full.

4.2 Cumulative Remedies. The remedies under this Note shall be cumulative.

4.3 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.4 Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effective given (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective Company at the address provided for such Company in the Security Agreement executed in connection herewith, and to the Holder at the address provided in the Security Agreement for the Holder, with a copy to John E. Tucker, Esq., 825 Third Avenue, 14th Floor, New York, New York 10022, facsimile number (212) 541-4434, or at such other address as the respective Company or the Holder may designate by ten days advance written notice to the other parties hereto.

Notwithstanding the foregoing, in order for a Conversion Notice to be deemed effective and validly delivered by the Holder to the Parent, the Holder must send a Conversion Notice by telecopy (provided the Holder receives confirmation of transmission) and/or e-mail to the following persons (or such subsequent persons as the Parent shall designate in writing to the Holder):

(a)	Stuart Dawley, Vice President and General Counsel

  AirNet Communications Corp.

  Telecopy: (321) 676-9914

  E-mail: sdawley@airnetcom.com; and

(b)	John G. Igoe, P.A.

  Edwards & Angell, LLP

  Telecopy: (561) 655-8719

  E-mail: jigoe@edwardsangell.com

Upon Holder’s delivery of the Conversion Notice by telecopy (provided the Holder receives confirmation of transmission) and/or e-mail, the Conversion Notice will be deemed effective.

4.5 Amendment Provision. The term “Note” and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as such successor instrument may be amended or supplemented.

4.6 Assignability. This Note shall be binding upon each Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Security Agreement. No Company may not assign any of its obligations under this Note without the prior written consent of the Holder, any such purported assignment without such consent being null and void. Nothing in this Note shall be construed to give to any Person other than the Companies and the Holder any legal or equitable right, or claim under this Note. This Note shall be for the sole and exclusive benefit of the Companies and the Holder.

4.7 Cost of Collection. In case of any Event of Default under this Note, the Companies shall, jointly and severally, pay the Holder the Holder’s reasonable costs of collection, including reasonable attorneys’ fees.

4.8 Governing Law, Jurisdiction and Waiver of Jury Trial.

(a) THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(b) EACH COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY COMPANY, ON THE ONE HAND, AND THE HOLDER, ON THE OTHER HAND, PERTAINING TO THIS NOTE, THE SECURITY AGREEMENT OR ANY OF THE OTHER ANCILLARY AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE, THE SECURITY AGREEMENT OR ANY OF THE OTHER ANCILLARY AGREEMENTS PROVIDED, THAT EACH COMPANY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER. EACH COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN THE SECURITY AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY’S ACTUAL RECEIPT THEREOF OR FIVE (5) DAYS AFTER BEING SENT BY CERTIFIED AND REGISTERED U.S. MAIL, PROPER POSTAGE PREPAID

(c) EACH COMPANY DESIRES THAT ITS DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH COMPANY HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE HOLDER, AND/OR ANY COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, THE SECURITY AGREEMENT, ANY OTHER ANCILLARY AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

4.9 Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

4.10 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by the Companies to the Holder and thus refunded to the Companies.

4.11 Security Interest. The Holder has been granted a security interest in certain assets of the Companies as more fully described in the Security Agreement.

4.12 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

4.13 Registered Obligation. This Note is intended to be a registered obligation within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i) and the Company (or its agent) shall register the Note (and thereafter shall maintain such registration) as to both principal and any stated interest. Notwithstanding any document, instrument or agreement relating to this Note to the contrary, transfer of this Note (or the right to any payments of principal or stated interest thereunder) may only be effected by (i) surrender of this Note and either the reissuance by the Company of this Note to the new holder or the issuance by the Company of a new instrument to the new holder, or (ii) transfer through a book entry system maintained by the Company (or its agent), within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i)(B).

[Balance of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, each Company has caused this Secured Revolving Note to be signed in its name effective as of this 8th day of November 2005.

AIRNET COMMUNICATIONS CORPORATION

By:
Name:
Title:

WITNESS:

EXHIBIT A

OTHER COMPANIES

None.

EXHIBIT B

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Secured Revolving Note)

The undersigned hereby elects to convert $             of the principal and $             of the interest due on the Secured Revolving Note dated as of November     , 2005 (the “Note”) issued by AirNet Communications Corporation (the “Parent”) and the other Companies named and as defined therein into shares of Common Stock of the Parent (“Shares”) in accordance with the terms and conditions set forth in the Note, as of the date written below.

Date of Conversion:

Conversion Price:

Shares To Be Delivered:

Signature:

Print Name:

Address:

Holder DWAC instructions